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                                                                  Exhibit 99.1

ITEM 6.  SELECTED FINANCIAL DATA

FINANCIAL SUMMARY

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(Dollars and shares in millions, except
per share amounts)                              2006           2005           2004            2003           2002
                                                ----           ----           ----            ----           ----
OPERATING RESULTS:
------------------
NET SALES                                      $2,795         $2,645         $2,529          $2,268         $2,132
GROSS PROFIT                                      360            304            193              77            342
    As percent of net sales                        13%            11%             8%              3%            16%
MARKETING, ADMINISTRATIVE, AND
TECHNOLOGICAL EXPENSES                            272            266            273             332            303
    As percent of net sales                        10%            10%            11%             15%            14%
OPERATING INCOME (LOSS)(1)                         87             37            (81)           (259)            37
    As percent of net sales                         3%             1%            (3)%           (11)%            2%
INCOME (LOSS) FROM CONTINUING OPERATIONS
    BEFORE TAXES                                  (38)            13           (303)           (497)           (15)
INCOME (LOSS) FROM CONTINUING
    OPERATIONS (2)                                (56)             3           (296)           (893)            (3)
INCOME (LOSS) FROM DISCONTINUED
    OPERATIONS, NET OF TAX                         58              8            (24)            (77)            26
CUMULATIVE EFFECT OF CHANGE IN
    ACCOUNTING PRINCIPLE, NET OF TAX               --             (3)            --              (5)          (167)
NET INCOME (LOSS)                                   2              8           (320)           (975)          (144)

PER SHARE DATA:
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BASIC AND DILUTED EARNINGS (LOSS) PER
    SHARE  FROM CONTINUING OPERATIONS (2)      $(0.54)         $0.03         $(2.83)         $(8.54)        $(0.03)
WEIGHTED AVERAGE SHARES OUTSTANDING -
    BASIC AND DILUTED                           104.5          104.5          104.5           104.6          104.7
DIVIDENDS PER SHARE                                --             --             --              --           0.04
COMMON STOCK PRICE:
    HIGH                                         0.75           1.69           1.39            4.89          13.20
    LOW                                          0.28           0.33           0.15            0.23           2.81
    CLOSE                                        0.75           0.45           1.17            0.37           3.63

FINANCIAL POSITION - CONTINUING OPERATIONS:
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TOTAL ASSETS                                   $2,017         $1,884         $1,958          $2,313         $2,472
LIABILITIES NOT SUBJECT TO COMPROMISE           1,600          1,209          1,294           1,303          3,368
LIABILITIES SUBJECT TO COMPROMISE               1,849          2,176          2,187           2,220             --
LONG-TERM DEBT (3)                                210            247            285             294            839
SHAREHOLDERS' DEFICIT                          (1,405)        (1,433)        (1,423)         (1,100)          (242)

OTHER DATA FROM CONTINUING OPERATIONS:
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WORKING CAPITAL (4)                            $ (280)        $   (2)        $  (20)         $   42         $ (285)
INTEREST EXPENSE (5)                              100             79            108             115             78
INCOME TAX EXPENSE (BENEFIT) (6)                   18             10             (7)            396            (12)
DEPRECIATION AND AMORTIZATION                     109            109            118             125            123
CAPITAL EXPENDITURES                              105             75             49              70             49
EMPLOYEES (YEAR-END)                            5,100          5,400          5,700           6,300          7,300
---------------------------------------------------------------------------------------- -----------------------------

(1) Operating income (loss) includes net restructuring (gains)/charges and other items of ($7 million) in 2006, $14 million in 2005, $62 million in 2004, $228 million in 2003 and $22 million in 2002.

(2) Income (loss) from continuing operations includes net restructuring charges and other (gains)/charges of $3 million, or ($0.03) per share in 2006, ($37) million, or ($0.35) per share in 2005, $146 million, or $1.40 per share in 2004, $793 million, or $7.58 per share in 2003, and $15 million, or $0.14 per share in 2002.

(3) Long-term debt excludes $668 million as of December 31, 2006, 2005 and 2004 and $625 million as of December 31, 2003 of debt classified as subject to compromise in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, as a result of Solutia's Chapter 11 bankruptcy filing in 2003.

(4) Working capital is defined as total current assets less total current liabilities.

(5) Interest expense includes the write-off of debt issuance costs of $8 million in 2006, $25 million in 2004 and $14 million in 2003 due to the early refinancing of the underlying debt facilities.

(6) Income tax expense (benefit) includes an increase in valuation allowances of $24 million in 2006, $12 million in 2005, $108 million in 2004, and $542 million in 2003.
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See Management's Discussion and Analysis of Financial Condition and Results of
Operations under Item 7 for more information.